As filed with the Securities and Exchange Commission on July 31, 2026
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware	95-3685934
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5775 Morehouse Drive
San Diego, California 92121-1714
(Address of Principal Executive Offices)
(Zip Code)

AMENDED AND RESTATED
QUALCOMM INCORPORATED 2023 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Ann Chaplin
Executive Vice President, General Counsel and Corporate Secretary
QUALCOMM Incorporated
5775 Morehouse Drive
San Diego, California, 92121-1714
(Name and address of agent for service)

858-587-1121
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On July 28, 2026, QUALCOMM Incorporated (“Qualcomm” or the “Company”) completed its acquisition of Modular Inc, a Delaware corporation (“Modular”), through the merger of Mod Acquisition Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Qualcomm (“Merger Sub”), with and into Modular, with Modular continuing as the surviving corporation and a wholly-owned subsidiary of Qualcomm (the “Merger”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of June 21, 2026 (the “Merger Agreement”), by and among Qualcomm, Merger Sub, Modular and Shareholder Representative Services LLC, solely in its capacity as the securityholders’ agent. The Merger became effective on July 28, 2026.
Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 (this “Registration Statement”) is being filed by Qualcomm to register up to 1,438,756 shares of common stock, $0.0001 par value, of Qualcomm (“Common Stock”) that may be issuable upon the exercise of certain stock options and the lapse of restrictions on certain restricted shares granted under Modular’s 2022 Stock Plan, as amended, which were assumed by Qualcomm and converted, pursuant to the Merger Agreement, into options to purchase Common Stock and restricted stock awards with respect to Common Stock, and which have been assumed and substituted under, and are subject to the terms of, the Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan in accordance with Section 17.12 thereof. This Registration Statement hereby incorporates by reference the contents of the Company’s registration statements on Form S-8 filed with the Commission on March 8, 2023 (SEC File No. 333-270358), March 11, 2024 (SEC File No. 333-277824), March 20, 2025 (SEC File No. 333-285956), and March 19, 2026 (SEC File No. 333-294434) to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Common Stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
The following documents filed by the Company with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
a.The Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2025 (the “Annual Report”), filed with the Commission on November 5, 2025, including the portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on January 22, 2026, that are incorporated by reference into the Annual Report.
b.Any other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.
c.The description of the Company’s Common Stock contained in Exhibit 4.15 of the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2019, filed with the Commission on November 6, 2019, including any amendment or report updating such description.
In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Document(s)”); provided, however, that the documents listed above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report.
Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on March 7, 2024)
4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on December 10, 2025)
5.1*	Opinion of DLA Piper LLP (US)
23.1	Consent of Counsel (included in Exhibit 5.1)
23.2*	Consent of PricewaterhouseCoopers LLP
24	Power of Attorney (included in signature pages to this Registration Statement)
99.1
Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2026, filed with the Commission on April 29, 2026)

107*	Filing Fee Table

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 31, 2026.

QUALCOMM Incorporated

By:	/s/ Cristiano R. Amon
Cristiano R. Amon
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
The officers and directors of QUALCOMM Incorporated whose signatures appear below hereby constitute and appoint Cristiano R. Amon and Akash Palkhiwala, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with the power to act alone, to sign and execute on behalf of the undersigned this Registration Statement on Form S-8 and any amendment or amendments thereto, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cristiano R. Amon	President and Chief Executive Officer, and Director	July 31, 2026
Cristiano R. Amon	(Principal Executive Officer)

/s/ Akash Palkhiwala	Executive Vice President, Chief Financial Officer and Chief Operating Officer	July 31, 2026
Akash Palkhiwala	(Principal Financial Officer)

/s/ Patricia Y. Grech	Senior Vice President and Chief Accounting Officer	July 31, 2026
Patricia Y. Grech	(Principal Accounting Officer)

/s/ Sylvia Acevedo	Director	July 31, 2026
Sylvia Acevedo

/s/ Mark Fields	Director	July 31, 2026
Mark Fields

/s/ Jeffrey W. Henderson	Director	July 31, 2026
Jeffrey W. Henderson

/s/ Jeremy (Zico) Kolter	Director	July 31, 2026
Jeremy (Zico) Kolter

/s/ Ann M. Livermore	Director	July 31, 2026
Ann M. Livermore

/s/ Mark D. McLaughlin	Chair of the Board	July 31, 2026
Mark D. McLaughlin

/s/ Jamie S. Miller	Director	July 31, 2026
Jamie S. Miller

/s/ Marie Myers	Director	July 31, 2026
Marie Myers

/s/ Irene B. Rosenfeld	Director	July 31, 2026
Irene B. Rosenfeld

/s/ Jean-Pascal Tricoire	Director	July 31, 2026
Jean-Pascal Tricoire